FILED #C13791-00
   MAY 17 2000
IN THE OFFICE OF
 /s/  Dean Heller
  ---------------
DEAN HELLER SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

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1.  NAME OF THE CORPORATION:  The name of Corporation is Java Solutions, Inc.

2. RESIDENT AGENT: The name of the designated resident agent and his street address where he may be served is:

         Name of Resident Agent: National Registered Agents, Inc. of NV

         Street Address: 202 South Minnesota Street, Carson City, Las Vegas, NV 89703

3. SHARES: The Corporation is authorized to issue twenty-five million shares (25,000,000) with a par value of one-tenth of one cent each ($0.001). One million of said shares shall be preferred shares and twenty-four million of said shares shall be common shares.

4. GOVERNING BOARD: The governing board shall be styled as Directors. The first Board of Directors shall consist of one (1) members, and the name and addresses of the Directors are as follows:

         Name: Victor E. McCall
         Address: 7642 Pebble Drive, Fort Worth, Texas 76118

5. PURPOSE: The purpose of the Corporation shall be to generally engage in business through any acts legal within the State of Nevada.

6. OTHER MATTERS: The personal liability of the officers and directors of the corporation is limited to the minimum amount required by the laws of Nevada, including Sec. 78.037, NRS.

7. SIGNATURE OF INCORPORATOR: The name and address of each incorporator signing the Articles are:
         Name of Incorporator: Victor E. McCall
         Street Address: 7642 Pebble Drive, Fort Worth, Texas 76118

         Signature:______________________________

This instrument was acknowledged before me on the __________ day of May, 2000, by Victor E. McCall as incorporator of Java Solutions, Inc.

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                                             Notary Public Signature (and stamp)

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Articles of Incorporation - Java Solutions, Inc.                       Solo Page